EXHIBIT 99.1

[LOGO OF EON COMMUNICATIONS]

Investor Relations

eOn Communications

800-873-3194

investorrelations@eoncc.com

eOn Communications Announces Share Repurchase Authorization

ATLANTA (June 20, 2003) – eOn Communications Corporation™ (NASDAQ: EONC), a leading provider of unified voice, e-mail and Web-based communications solutions, today announced that its board of directors has authorized a stock repurchase program whereby up to 1 million shares of its Common Stock may be purchased as business conditions warrant. The stock may be repurchased on the open market and through privately negotiated transactions from time to time at management’s discretion. Any shares repurchased will be added to the Company’s treasury shares and will be available for future corporate uses. The Company may discontinue the stock repurchase program at any time.

Also, the Company may repurchase up to approximately 320,000 shares of Common Stock under a previous stock repurchase authorization. The Company had approximately 12.1 million common shares outstanding as of May 31, 2003.

About eOn Communications™

eOn Communications Corporation™ is a leading provider of unified voice, e-mail and Web-based communications systems for customer contact centers and general business applications. eOn helps enterprises communicate more effectively with customers, convert inquiries into sales, and increase customer satisfaction and loyalty. To find out more information about eOn Communications and its solutions, visit the World Wide Web at www.eoncommunications.com, or call 800-955-5321.

Note:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including technical and competitive factors, which could cause the Company’s results and the timing of certain events to differ materially from those discussed in the forward-looking statements. Such risks are detailed in eOn Communications Corporation’s most recent Form 10-Q filing with the Securities and Exchange Commission. eOn does not assume any obligation to update any forward-looking statements.

eOn Communications Corporation, the mark eOn, and eQueue are trademarks of eOn Communications Corporation.

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